UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2003

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16827	Premcor Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1851087

1-11392	The Premcor Refining Group Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1491230

Item 5.	Other Events

On November 5, 2003, Premcor Inc. announced that its wholly owned subsidiary, The Premcor Refining Group Inc., or PRG, intends to offer in a private placement, and subject to market and other conditions, $385 million in aggregate principal amount of senior notes due 2011 and senior subordinated notes due 2012 in an offering to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 and outside the United States in compliance with Regulation S. A copy of Premcor Inc.’s press release making such announcement is attached hereto as Exhibit 99.1.

On November 5, 2003, Premcor Inc. announced that PRG had priced its offering of $385 million in aggregate principal amount of senior notes and subordinated senior notes at par. A copy of Premcor Inc.’s press release making such announcement is attached hereto as Exhibit 99.2.

On November 12, 2003, Premcor Inc. announced that PRG had completed its offering of $385 million in aggregate principal amount of senior notes and subordinated senior notes at par. A copy of Premcor Inc.’s press release making such announcement is attached hereto as Exhibit 99.3.

PRG is an indirect, wholly owned subsidiary of Premcor Inc.

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated as of November 5, 2003 announcing an offering of senior notes and senior subordinated notes

99.2	Press release dated as of November 5, 2003 announcing the pricing of the offering of senior notes and senior subordinated notes

99.3	Press release dated as of November 12, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc. The Premcor Refining Group Inc. (Co-Registrants)

/s/ Dennis R. Eichholz
Dennis R. Eichholz Controller (principal accounting officer and duly authorized officer)

November 13, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press release dated as of November 5, 2003 announcing an offering of senior notes and senior subordinated notes

99.2	Press release dated as of November 5, 2003 announcing the pricing of the offering of senior notes and senior subordinated notes

99.3	Press release dated as of November 12, 2003